                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Prospectus/Consent Solicitation Statement constituting part of this Registration Statement on Form S-4 of Ascend Communications, Inc. of our report dated November 22, 1996, except for Note 9, which is as of January 10, 1997, relating to the financial statements of Whitetree, Inc., which appears in such Prospectus/Consent Solicitation Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus/Consent Solicitation Statement.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
San Jose, California
March 4, 1997